SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 25 TO

                      REGISTRATION STATEMENT NUMBER 2-55252

               AMERICAN EXPRESS SERIES D-1 INVESTMENT CERTIFICATE

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             IDS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                 IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
--------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    Bruce A. Kohn - IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 25 TO
                       REGISTRATION STATEMENT NO. 2-55252

Cover Page

Prospectus

Part II Information

Signatures

American Express Series D-1 Investment Certificate


Prospectus/April 26, 2000


American  Express  Certificate  Company (AECC), a subsidiary of American Express
Financial   Corporation,   issues   American   Express   Series  D-1  Investment
Certificates. These certificates:

o Are only available through certain retirement plans and accounts and to affiliated companies of AECC.


o    Bear a specific rate of interest for each calendar quarter.

o    Mature 20 years from their issue date.

Like all investment companies the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.


This certificate is backed solely by the assets of AECC. See "Risk factors" on page 2.


The distributor is not required to sell any specific amount of certificates.


American Express Certificate Company                Distributor
IDS Tower 10                                        American Express Financial
Minneapolis, MN  55440-0010                         Advisors Inc.
800-862-7919
800-846-4852 (TTY)
An American Express company

Annual Interest Rates as of April 26, 2000


--------------------------------------------------------------------------------
Simple                                      Compound
Interest                                    Effective
Rate                                        Yield



--------------------------------------------------------------------------------


These rates were in effect on the date of this prospectus. AECC reviews and may change its rates on new purchases each week. The interest rate paid during the first calendar quarter the certificate is owned will be that in effect on the date an application or investment is accepted. AECC guarantees that when the rate for new purchases takes effect, the rate for the first quarter will be within a specified range of the average 12-month certificate of deposit rate then published in the most recent BANK RATE MONITOR(R) (BRM), National Index(R). BANK RATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a division of Intelligent Life Corporation, N. Palm Beach, FL 33408. Interest rates for future calendar quarters are declared at the discretion of AECC and may be greater or less than the rates shown here.


We reserve the right to issue other securities with different terms.


American Express Certificate Company may offer different rates for different distribution channels. For more information call 800 ___________. Certificates of deposits (CDs) with different rates may be available from American Express Centurion Bank, an affiliate of AECC, including high rate CDs through Membership Banking.


Risk factors

You should consider the following when investing in this certificate.


This certificate is backed solely by the assets of AECC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "How your money is used and protected."

Table of contents


Annual interest rates as of April 26, 2000                                  p


Risk factors                                                                p

ABOUT THE SERIES D-1 INVESTMENT CERTIFICATE                                 p
Read and keep this prospectus                                               p
Investment amounts and interest rates                                       p
Determining the face amount and principal of the Series D-1 Investment
Certificate                                                                 p
Value at maturity will exceed face-amount                                   p
Earning interest                                                            p

USING THE SERIES D-1 INVESTMENT CERTIFICATE                                 p
Contributions to the Series D-1 Investment Certificate                      p
Other IRAs or 401(k) plan accounts and other qualified retirement accounts  p
Receiving cash                                                              p
At maturity                                                                 p
Transferring Series D-1 Investment Certificate ownership                    p
Giving us instructions                                                      p

INCOME AND TAXES                                                            p
Tax treatment of this investment                                            p
Withholding taxes                                                           p

HOW YOUR MONEY IS USED AND PROTECTED                                        p


Invested and guaranteed by AECC                                             p


Regulated by government                                                     p
Backed by our investments                                                   p
Investment policies                                                         p

HOW YOUR MONEY IS MANAGED                                                   p


Relationship between AECC and American
   Express Financial Corporation                                            p


Capital structure and certificates issued                                   p
Investment management and services                                          p
Distribution                                                                p
Transfer agent                                                              p
Employment of other American Express affiliates                             p
Directors and officers                                                      p
Independent auditors                                                        p

Appendix                                                                    p

Annual financial information                                                p
Summary of selected financial information                                   p
Management's discussion and analysis of financial
   condition and results of operations                                      p
Report of independent auditors                                              p

Financial statements                                                        p

Notes to financial statements                                               p

ABOUT THE SERIES D-1 INVESTMENT CERTIFICATE

Read and keep this prospectus


This prospectus describes terms and conditions of your American Express Series D-1 Investment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Series D-1 Investment Certificate as described in the prospectus, or to bind AECC by any statement not in it.


Investment amounts and interest rates


The Series D-1 Investment Certificate is offered only in connection with the American Express Retirement Plan, the Career Distributors' Retirement Plan
(CDRP), and the AXP Mutual Funds Profit Sharing Plan of the AXP MUTUAL FUND GROUP (individually a "Plan" and collectively the "Plans") and to affiliated companies of AECC. These Plans have been adopted for the exclusive benefit and participation of eligible employees and personal financial advisors of American Express Financial Corporation (AEFC) and its subsidiary companies, and the AXP MUTUAL FUND GROUP. You may obtain instructions on how to direct a contribution to a Series D-1 Investment Certificate from the appropriate Plan Administrator.

AECC offers persons who retire as full-time employees or as full- time financial advisors or district managers of AEFC and its subsidiary companies the opportunity to purchase the Series D-1 Investment Certificate in Individual Retirement Accounts (IRAs). The trustee or custodian purchases the Series D-1 Investment Certificate at the direction of Plan participants or IRA owners using contributions to a Plan or IRA.

The Series D-1 Investment Certificate is a security purchased with single or multiple payments. The provisions of the Plans and applicable tax laws determine the amount that can be invested. A participant's Plan investment is the dollar amount or its equivalent percentage contributions directed to the participant's Plan account. The interest rate applied to the investment is the quarterly rate then in effect. Investments earn interest from the date AECC accepts each Plan contribution or IRA contribution.

Interest on the Series D-1 Investment Certificate is guaranteed for each calendar quarter. The rate paid will not change during a quarter. A calendar quarter begins each Jan. 1, April 1, July 1, or Oct. 1. AECC guarantees that when rates for new purchases take effect, the rate will be within a range from 75 to 175 basis points above the average interest rate then published for 12-month certificates of deposit in the BRM, National Index(R). For example, if the rate published for a given week in the BRM, National Index(R) for 12-month certificates is 3.25 percent, AECC's rate in effect for new purchases would be between 4 percent and 5 percent.

Interest rates may differ for investments of more than $1 million in one or more Series D-1 Investment Certificates by any affiliated company of AECC. When rates for new purchases by any such company take effect, the rate will be within a range from 20 basis points below to 80 basis points above the average interest rate then published for 12-month certificates of deposit in the BRM, National Index(R).

The BRM, National Index(R) is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in large metropolitan areas. The frequency of compounding varies among the banks and thrifts.

Certificates of deposit in the BRM, National Index(R) are government-insured fixed-rate time deposits. The BRM, National Index (R) is published in the BANK RATE MONITOR, a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. It is not affiliated with AECC, AEFC, or any of their affiliates.

The publisher of the BRM distributes to national and broadcast news media on a regular weekly basis its current index rates for various terms of certificates of deposit of banks and thrifts.

The BRM periodical may be available in your local library. To obtain information on the current BRM, Top 25 Market Average(R) rates, call the Client Service Organization at the telephone numbers listed on the back cover.


Interest is credited to the certificate daily. The rate in effect on the day the contribution is accepted in Minneapolis will apply to the certificate. The interest rate shown near the front of this prospectus may or may not be in effect on the date a participant's contribution is accepted.


Interest for future calendar quarters may be greater or less than the rates for the first quarter. The then prevailing investment climate, including 12-month average certificate of deposit effective yields as reflected in the BRM, National Index (R), will be a primary consideration in deciding future rates. Nevertheless, AECC has complete discretion as to what interest it will declare on a Series D-1 Investment Certificate beyond the initial quarter in which the certificate was purchased.


Any investments rolled over from the Series D-1 Investment Certificate to an IRA or 401(k) plan account or other qualified retirement account will be subject to the limits and provisions of that account or plan and applicable tax laws.

Determining  the  face  amount  and  principal  of  the  Series  D-1  Investment
Certificate


The face amount is the amount of the initial investment in the Series D-1 Investment Certificate. At the beginning of each quarter, all interest previously credited to a Series D-1 Investment Certificate and not withdrawn will become part of its principal. For example: if the initial investment in a certificate was $100,000, the face amount would be $100,000. If the certificate earns $1,000 in interest during a quarter and it is not withdrawn, the principal for the next quarter will be $101,000. AECC guarantees your principal.


Value at maturity will exceed face-amount

The Series D-1 Investment Certificate matures in 20 years except as provided in "receiving cash" under "Using the Series D-1 Investment Certificate." A certificate held to maturity will have had interest declared each quarter over its life. Interest once declared for the quarter will not be reduced. The value at maturity of a certificate held to maturity without withdrawals will exceed the face amount.

Earning interest

Interest is accrued and credited daily on the Series D-1 Investment Certificate. If a withdrawal is made during a month, interest will be paid to the date of the withdrawal. Interest is compounded at the end of each calendar month. The amount of interest earned each month is determined by applying the daily interest rate then in effect to the daily balance of the Series D-1 Investment Certificate. Interest is calculated on a 360-day year basis.

USING THE SERIES D-1 INVESTMENT CERTIFICATE

Contributions to the Series D-1 Investment Certificate

A contribution will be made to the Series D-1 Investment Certificate by the Plan sponsor as directed by the participant. The appropriate Plan Administrator can provide instructions to Plan participants on how to direct Plan contributions to a Series D-1 Investment Certificate. The terms of the Plan and applicable tax laws will limit the amount of contributions made on behalf of a participant or AEFC. You may obtain instructions on how to purchase a Series D-1 Investment Certificate for an IRA from your financial advisor or your local American Express Financial Advisors office or by writing to American Express Financial Advisors Inc., IDS Tower 10, Minneapolis, MN 55440-0534 or by calling 1-800-437-3133.


Any additional contributions to a Plan or IRA made on behalf of participants or investors who already have a beneficial interest in or related to an American Express Series D-1 Investment Certificate in the same Plan or IRA will be added directly to that certificate, rather than invested in a new certificate.

The Series D-1 Investment Certificate is offered only in connection with the American Express Retirement Plan, the CDRP, the AXP Mutual Funds Profit Sharing Plan of the AXP MUTUAL FUND GROUP (the Plans), and the IRAs of persons who retire as full-time employees, financial advisors or district managers of AEFC and its subsidiary companies, the AXP MUTUAL FUND GROUP and affiliated companies of AECC. The Plans are for the exclusive benefit of eligible employees and financial advisors of AEFC and its subsidiary companies and the AXP MUTUAL FUND GROUP. Any Series D-1 Investment Certificate issued will be owned by and issued in the name of the trustee or custodian of the IRA or Plan except that a certificate issued in conjunction with the CDRP will be issued in the name of AEFC.

Participating employees and advisors have a beneficial interest in or related to the applicable Series D-1 Investment Certificates but are not the direct owners. The terms of a Plan, as interpreted by the applicable Plan trustee, or AEFC in the case of the CDRP, will determine how a participant's individual account is administered. These terms will likely differ in some aspects from those of the Series D-1 Investment Certificate. The custodian or trustee may change the ownership of any Series D-1 Investment Certificate issued in connection with an "in kind" distribution of benefits from a Plan as described below. Any new custodian or trustee, including any IRA custodian, will be responsible for contacting us to change ownership.

Rollover to another qualified retirement plan or to an IRA

Unless prohibited by your Plan, any Series D-1 Investment Certificate proceeds distributed in a qualifying distribution from a plan qualified under Internal Revenue Code section 401(a) may be rolled over to another qualified retirement plan or to an IRA. CDRP is a nonqualified deferred compensation plan. Federal tax laws may affect your ability to invest in certain types of retirement accounts. You may wish to consult your tax advisor or your local American Express Tax and Business Services tax professional, where available, for further information.

In addition, under limited circumstances a Series D-1 Investment Certificate may be distributed "in kind" and rolled over to an IRA or qualified retirement plan. An "in kind" distribution will not reduce or extend the certificate's maturity. If an "in kind" distribution is made, the terms and conditions of the Series D-1 Investment Certificate apply to the IRA or qualified retirement plan as the holder of the certificate. The terms of the Plan, as interpreted by the Plan trustee or administrator, will determine how a participant's benefit under the Plan is administered. These terms may differ from the terms of the certificate. A Series D-1 Investment Certificate may only be distributed "in kind" and rolled over to another qualified retirement plan or to an IRA. If you make a withdrawal from a qualified retirement plan or IRA prior to age 59 1/2, you may be required to pay a federal early distribution penalty tax.

AECC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. AECC is required to withhold federal income taxes of 20% on most qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA. See your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.


Receiving cash

The following sections briefly describe the limitations upon a participant's ability to withdraw cash from the Series D-1 Investment Certificate. Any such withdrawal could take place after the participant in a Plan (other than CDRP) or an IRA owner has taken an "in kind" distribution of the Series D-1 Investment Certificate.

Federal tax limitations -
The following briefly discusses certain federal tax limitations on a participant's ability to take "in kind" distributions. You may wish to consult your tax advisor or your local American Express Tax and Business Services tax professional, where available, for further information.


If a Series D-1 Investment Certificate is distributed to the beneficial owner by the trustee or custodian of a plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, then, unless otherwise elected by the trustee or custodian on a form satisfactory to AECC:

1) the maturity date will be no later than April 1 following the end of the taxable year in which the later of the following occurs:


                  a) the beneficial owner attains age 70 1/2 or, if later, retires; or
                  b) distribution of the Series D-1 Investment Certificate is made to the beneficial owner; and

2) the total value of the Series D-1 Investment Certificate will be paid out in equal or substantially equal monthly, quarterly, semiannual or annual payments over a specified period of time which does not extend beyond the life expectancy of the beneficial owner (determined as of the maturity date) or the joint and survivor life expectancy of the beneficial owner and his/her spouse.


If the Series D-1 Investment Certificate is issued in connection with a qualified retirement plan or IRA, (1) the owner must elect a maturity date which is no later than April 1 following the taxable year in which he or she attains age 70 1/2 or, if later, retires, and (2) the total value of the Series D-1 Investment Certificate will be paid out in equal or substantially equal monthly, quarterly, semiannual or annual payments over a specified period of time which does not extend beyond the owner's life expectancy (determined as of the end of the taxable year in which the owner attains age 70 1/2 or, if later, retires) or the joint and survivor life expectancy of the owner and his/her spouse. For IRAs, distributions must always begin at age 70 1/2 and cannot be extended until retirement.

Except as noted above, each of the payout options described is subject to the following general provisions governing payout options:

o All election(s) must be made by written notice in a form acceptable by AECC. The election(s) will become effective on the date(s) chosen.

o No election(s) can be made that will require AECC to make any payment later than 30 years from the date elected; and make any term or periodic interest payment of less than $50.


o After the date of the elected payout option, the owner may elect to receive all or part of the balance left under a payout option. If done only in part, the balance may be left under the elected option.

Payout options -
Any time after the issue date of the Series D-1 Investment Certificate if an "in kind" distribution has occurred, including at the time of maturity, a payout option may be elected for all or any part of a Plan investment. The payout options are described below.

Payout options may be changed. The balance remaining in the certificate will continue to accrue interest at the then current rate; the amount transferred to an option will continue to accrue interest at the then current option rate. The maturity date of the balance will not be affected. Notwithstanding the provisions of the payout options herein described, tax laws in effect at the time a payout option is selected and plan provisions may limit the availability of the option.


Withdrawals -
Withdrawals can be made from the certificate. To do so, a request must be submitted in a form acceptable to AECC at the address or phone number on the cover of this prospectus. If proceeds from a full or partial surrender are received by a participant and are not rolled over directly to an IRA or qualified retirement plan, mandatory 20% withholding may apply. In addition withdrawals before age 59 1/2 may be subject to a 10% early withdrawal penalty tax.


Installment payments -
Installment payments of $50 or more may be elected. The payment periods designated may be monthly, quarterly, semiannually or annually over a period of more than two years but less than 30 years, but also cannot exceed that permitted under federal tax law. Payments will begin one payment period after the effective date of the payout option. Depending on the size of the payment selected, these payments may include both principal and interest.

Periodic interest payments -
Combined interest on the Series D-1 Investment Certificate may be paid in monthly, quarterly, semiannual or annual payments of more than two years but less than 30 years provided the payments are at least $50. The time period selected cannot exceed that permitted under federal tax law.


Deferred interest -
At maturity or after any installment or periodic interest payout plan has begun, all or part of the Series D-1 Investment Certificate may be left with AECC to continue to earn interest for an additional period of years. The additional years elected may not exceed 30 years from the date of maturity, and payments must begin by the date on which the participant reaches age 70 1/2 or, if later, retires.

At its option, AECC may defer for not more than thirty days any payment to which the participant may become entitled prior to the Series D-1 Investment
Certificate's maturity. AECC will pay interest on the amount deferred at the rate used in accumulating the reserves for the Series D-1 Investment Certificate for any period of deferment. Any payment by us also may be subject to other deferment as provided by the rules, regulations or orders made by the Securities and Exchange Commission.


At maturity

If an "in kind" distribution has been taken, at the Series D-1 Investment Certificate's maturity, a check will be sent for the remaining value of the certificate. Instead of receiving cash, the Deferred Interest Option, or one of the payout options explained above may be selected.

Transferring Series D-1 Investment Certificate ownership


While the Series D-1 Investment Certificate is not negotiable, under limited circumstances it can, if eligible, be transferred to a qualified plan or IRA trustee or custodian upon written request. When a trustee or custodian of a Plan or IRA owns the Series D-1 Investment Certificate, the trustee or custodian may request a transfer of the ownership of the Series D-1 Investment Certificate on the books of AECC. A transfer request must be in a form acceptable to the Plan or the IRA custodian and to AECC and received at AECC's home office.

Giving us instructions

We must receive proper notice in writing or by telephone of any instructions regarding a certificate.

Proper written notice must:

o        be addressed to our home office,

o        include sufficient information for us to carry out the request, and

o        be signed and dated by all participant(s).

All amounts payable by us in connection with the Series D-1 certificate are payable at our home office unless we advise otherwise.


To give us instructions by telephone, call the Client Service Organization at the telephone numbers listed on the back cover.


INCOME AND TAXES

Tax treatment of this investment

Interest paid to the Series D-1 Investment Certificate is generally not taxable until a participant begins to make withdrawals. For further discussion of certain federal tax limitations, see pages 9-10.

Rules regarding Plan distributions and other aspects of the Series D-1 Investment Certificate are complicated. We recommend that participants consult their own tax advisor or local American Express Tax and Business Services tax professional, where available, to determine how the rules may apply to their individual situation.

Withholding taxes


According to federal tax laws, you must provide us with your correct Taxpayer Identification Number (TIN). This number is your Social Security number. You must certify your TIN under penalties of perjury on your application when you open an account. If you do not provide this number, we may be required to withhold a portion of your interest income and certain other payments, including distributions from a retirement account or qualified plan. Be sure your correct taxpayer identification number is provided.


If you supply an incorrect taxpayer identification number, the IRS may assess a $50 penalty against you.

HOW YOUR MONEY IS USED AND PROTECTED


Invested and guaranteed by AECC

AECC, a wholly owned subsidiary of AEFC, issues the Series D-1 Investment Certificate in the name of the custodian of the IRA, trustee of a Plan or in the case of the CDRP of AEFC, to AEFC as the sponsor of the plan, or to an affiliated company of AECC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $___ billion and a net worth in excess of $___ million on Dec. 31, 1999.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners, and
o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit that are similar to our certificates in many ways. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the deposited money to individuals, businesses and other enterprises. Other financial institutions may offer investments with comparable combinations of safety and return on investment.

Regulated by government


Because the American Express Series D-1 Investment Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1999, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $_____ million.

As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obliged to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written, informal agreement with the Minnesota Commerce Department to maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.


Backed by our investments


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1999:

Type of investment                               Net amount invested
Corporate and other bonds
Government agency bonds
Preferred stocks
Mortgages
Municipal bonds

As of Dec.  31,  1999,  about  ____%  of our  securities  portfolio  (bonds  and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company (formerly IDS Trust Company), Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1999 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


Investment policies


In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:


Debt securities -
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected." The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds.

Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's Portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 1999, AECC held about ____% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.


Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than five percent of AECC's assets.


Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed ten percent of AECC's assets

When-issued securities -
Most of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.




Financials transactions including hedges -
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions: There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

HOW YOUR MONEY IS MANAGED


Relationship between AECC and American Express Financial Corporation

AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

AECC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. AECC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1999, AEFC managed or administered investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 9,000 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:


o travel related services (including American Express(R) Card operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries) and Travelers Cheque and related services.

American Express Financial Advisors Inc. is not a bank, and the securities offered by it, such as face amount certificates issued by AECC, are not backed or guaranteed by any bank, nor are they insured by the FDIC.


Capital structure and certificates issued


AECC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

For fiscal year ended Dec. 31, 1999, AECC had issued (in face amount) $___________ of installment certificates and $_____________ of single payment certificates. As of Dec. 31, 1999, AECC had issued (in face amount) $____________________ of installment certificates and $_____________ of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;
o    making specific investment recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.


All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.


For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

                               Percentage of total
Included assets                         book value
First $250 million                           0.750%
Next 250 million                             0.650
Next 250 million                             0.550
Next 250 million                             0.500
Any amount over 1 billion                    0.107


Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or a service fee.


Advisory and services fees for the past three years were:


                                              Percentage of
Year              Total fees                included assets
1999              $ _________                          %
1998              $ 9,084,332                       0.24
1997              $17,232,602                       0.50

Estimated advisory and services fees for 2000 are $_____________.

Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we will pay:


o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate holder accounts); and

o    expenses of customer settlements not attributable to any sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc. we pay an annual fee of $100 for the distribution of this certificate.

This fee is not assessed to your certificate account.

Transfer Agent


Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.


Employment of other American Express affiliates

AEFC may employ another affiliate of American Express as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers


AECC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $_______ during 1999 to directors not employed by AEFC.


Board of directors

Rodney P. Burwell
Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.


Charles W. Johnson
Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler
Born in 1945. Director beginning in 1999. Independent management consultant.

Richard W. Kling*
Born in 1940. Director since 1996. Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.


Thomas R. McBurney
Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*
Born in 1954. Director since 1998. President since 1998. Vice president - Assured Assets of AEFC since 1998. President of Piper Capital Management (PCM) from 1997 to 1998. Director of Marketing of PCM from 1995 to 1997. Director of Retail Marketing of PCM from 1993 to 1995.


Pamela J. Moret*
Born in 1956. Director since December 1999. Chair of the board of directors since January 2000. Senior vice president -- Investment Products since November 1999. Vice president -- Variable Assets & Services from 1997 to 1999. Vice president -- Retail Services Group from 1996 to 1997. Vice president -- Communications from 1992 to 1996. Various attorney positions in General Counsel's Office from 1982 to 1992.

* "Interested Person" of AECC as that term is defined in Investment Company Act of 1940.


Executive officers

Paula R. Meyer
Born in 1954. President since 1998.


Jeffrey S. Horton
Born in 1961. Vice president and treasurer since 1997. Vice president and corporate treasurer of AEFC since 1997. Controller, American Express Technologies - Financial Services of AEFC from 1997 to 1997. Controller, Risk Management Products of AEFC from 1994 to 1997. Director of finance and analysis, Corporate Treasury of AEFC from 1990 to 1994.


Timothy S. Meehan
Born in 1957. Secretary since 1995. Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president-investments since 1994.
Vice president - insurance investments of AEFC since 1989. Vice president, investments of IDS Life Insurance Company since 1992.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.



Philip C. Wentzel
Born in 1961. Vice president and controller of AECC since January 2000. Vice president -- Finance, Insurance Products of AEFC since 1997. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis -- IDS Life from 1992 to 1997.


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.


AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements for each of the years in the three-year period ended Dec. 31, 1999. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*


800-862-7919               American Express Easy Access Line
                           Account value, cash transaction information, current rate information (automated response for Touchtone(R) phones only)

800-862-7919               Client Service Organization
                           Withdrawals, transfers, inquiries

800-846-4852               TTY Service For the hearing impaired

*You may experience delays when call volumes are high

American Express Series D-1 Investment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010


Distributed by American Express Financial Advisors Inc.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect.
                  See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a) Securities Sold

1996               IDS Special Deposits*                          41,064,846.74
1997               American Express Special Deposits             182,788,631.00
1998               American Express Special Deposits              91,416,078.00
1999               American Express Special Deposits              50,132,542.00

* Renamed American Express Special Deposits in April 1996.

(b) Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c) Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $301,946.44 in 1996, $592,068.70 in 1997, $967,791.95 in 1998
and $877,981.60 in 1999.

(d) Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

         1.    (a)  Copy of  Distribution  Agreement  dated  November  18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

               (b) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

         2.         Not Applicable.

         3.     a)  Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

               (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

               (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

               (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

               (e) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.         Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

         10.   (a)  Investment   Advisory   and   Services   Agreement   between
                    Registrant and  IDS/American  Express Inc. dated January 12,
                    1984, filed  electronically as Exhibit 10(b) to Registrant's
                    Post-Effective Amendment No. 3 to Registration Statement No.
                    2-89507, is incorporated herein by reference.

               (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

               (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (e) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

               (f) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 9 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (g) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (h)  Consulting  Agreement  dated December 12, 1994,  between IDS
                    Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

               (i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

               (j) Form of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

               (k) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

               (l) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

               (m) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                    America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

         11. through 22. -- None.

         23. Consent of Independent Auditors' Report to be filed with a subsequent post-effective amendment to this registration statement.

         24.   (a)  Officers' Power of Attorney,  dated September 8, 1998, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503, is incorporated herein by reference.

               (b) Directors' Power of Attorney, dated April 26, 1999, filed electronically as Exhibit 24(a) to Registrant's March 31, 1999 Quarterly Report is incorporated herein by reference.

               (c) Director's Power of Attorney, dated December 21, 1999, filed electronically as Exhibit 24(c) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, is incorporated herein by reference.

         25. through 27. -- None.

(b) The financial statement schedules for IDS Certificate Company will be filed with a subsequent post-effective amendment to Registration Statement No. 2-55252 for Series D-1 Investment Certificate.

Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 21st day, of January, 2000.

IDS CERTIFICATE COMPANY



                                               By: /s/ Paula R. Meyer*
                                               Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities on the 21st day, of January, 2000.


Signature                                      Capacity

/s/ Paula R. Meyer* **                         President and Director
Paula R. Meyer                                 (Principal Executive Officer)

/s/ Jeffrey S. Horton*                         Vice President and Treasurer
Jeffrey S. Horton                              (Principal Financial Officer)

/s/ Jay C. Hatlestad*                          Vice President and Controller
Jay C. Hatlestad                               (Principal Accounting Officer)

/s/ Rodney P. Burwell**                        Director
Rodney P. Burwell

/s/ Charles W. Johnson**                       Director
Charles W. Johnson

/s/ Jean B. Keffeler**                         Director
Jean B. Keffeler

/s/ Richard W. Kling**                         Director
Richard W. Kling

/s/ Pamela J. Moret***                         Director
Pamela J. Moret

/s/ Thomas R. McBurney**                       Director
Thomas R. McBurney

*Signed  pursuant to Officers'  Power of Attorney dated  September 8, 1998 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn



**Signed pursuant to Directors' Power of Attorney dated April 26, 1999 filed electronically as Exhibit 24(a) to Registrant's March 31, 1999 Quarterly Report, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn



***Signed pursuant to Director's Power of Attorney dated December 21, 1999 filed
electronically  as  Exhibit  24(c)  to   Post-Effective   Amendment  No.  19  to
Registration Statement No. 33-26844, incorporated herein by reference.



/s/Bruce A. Kohn
Bruce A. Kohn

January 21, 2000



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C. 20549-1004

Attn:    Document Control -EDGAR
         Ms. Patsy Mengiste

RE:      IDS Certificate Company (IDSC)
         Post-Effective Amendment No. 25
                    American Express Series D-1 Investment Certificate: 2-55252

Dear Ms. Mengiste:

Enclosed and filed electronically is Post-Effective Amendment No. 25 to the above referenced registration statement. This amendment is filed under the Securities Act of 1933 for IDSC.

As you may recall, we have filed this prospectus in the past as part of a joint filing for which we used registration statement no. 2-95577, IDS Flexible Savings Certificate. The most recent post-effective amendment number for that registration statement was no. 24, which was filed on April 19, 1999. Consequently, this filing uses no. 25 as the initial post-effective amendment number.

The changes that have been made since Post-Effective Amendment No. 24 filed on April 19, 1999 are redlined. Please note that we contemplate changing the name of the company to American Express Certificate Company in April. Please also note that we have removed from the second page of this and other prospectuses a description of the Year 2000 risk factor.

Please direct your  questions or comments on this filing to Terry  Vestermark at
(612) 678-2132 or me at (612) 671-2221.

Thank you.


/s/Bruce Kohn
Bruce Kohn
Vice President and General Counsel
IDS Certificate Company



BK/TV/lal